Exhibit 10.9

480 Oakmead Parkway ? Sunnyvale, CA 94085 ? Tel: 408.720.1906 Fax: 408.720.1996 April 8, 2021 Frank Hettmann Re: Offer of Employment by EBR Systems, Inc. Dear Frank, I am very pleased to confirm our offer to you of employment with EBR Systems Inc., a Delaware corporation (the "Company"), in the position of Chief Financial Officer. You will initially report to John McCutcheon, President and CEO. The terms of our offer and the benefits currently provided by the Company are as follows: 1. Compensation. Your starting base salary will be $300,000 per year and will be subject to periodic review and adjustment in accordance with the Company's then-current policies. You will also be eligible for an annual incentive bonus ("Bonus") of up to $45,000.00, (15%) of your base salary, pro-rated for partial years worked. Your incentive goals for the Bonus will be structured on an annual basis and will be determined at the beginning of each year. For the partial year of 2021, your incentive goals for the Bonus will be structured within 30 days of your start date. Your salary will be paid during the month pursuant to the Company's then-current payroll policy (or in the same manner as other similarly situated employees of the Company) and the Bonus will be paid within 30 days of the target period, based on achieving the incentive goals as determined by the Board. You must be employed by the Company at the time of the Bonus determination to qualify for the payment. 2. Relocation Assistance. In this position you are required to perform the duties of your position from the Company's headquarters in Sunnyvale, CA. As such, the Company is prepared to assist you with the expenses relating to relocation of your principal place of residence to the Bay Area ("Relocation Expenses") and the expenses relating to commuting from your principal place of residence ("Commuting Expenses"). The total of Relocation Expenses and Commuting Expenses shall be referred to as Relocation Assistance. The company will provide a Relocation Bonus ("Relocation Bonus") in the amount of $50,000, after relocation to the new location to ease the employee's relocation and transition to the Bay Area. Relocation is expected to occur after July 2022. The relocation Bonus is subject to federal and state withholding taxes. 3. Start Date. Subject to fulfillment of any conditions imposed by this letter agreement, you will commence this new full-time position with the Company on May 4, 2021. You will work in our Sunnyvale, CA office. EBR Systems may change your position, duties, and work location from time to time at its discretion. 4. Benefits. You will be eligible to participate in Company's employee benefit plans of general application as they may exist from time to time. You will receive such other benefits, DocuSign Envelope ID: 9AE78446-3A8C-4D6C-8356-A7A5A323ECBB

page 2 of 5 including vacation, holidays and sick leave, as Company generally provides to its employees. The Company reserves the right to change or otherwise modify, in its sole discretion, the benefits offered to employees to conform to the Company's general policies as they may be changed from time to time. 5. Confidentiality. As an employee of the Company, you will have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you will need to sign the Company's Employee Invention Assignment and Confidentiality Agreement in the form attached hereto as Attachment B as a condition of your employment. We wish to impress upon you that we do not want you to, and we hereby direct you not to, bring with you any confidential or proprietary material of any former employer or to violate any other obligations you may have to any former employer. During the period that you render services to the Company, you agree to not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company. You will disclose to the Company in writing any other gainful employment, business or activity that you are currently associated with or participate in that competes with the Company. You will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. You represent that your signing of this offer letter, the agreement concerning stock options granted to you, if any, under the Plan (as defined below) and the Company's Confidential Information and Invention Assignment Agreement, and your commencement of employment with the Company, will not violate any agreement currently in place between yourself and current or past employers. 6. Options. In connection with the commencement of your employment, the Company will recommend that the Board of Directors (the "Board") grant you the opportunity to purchase shares of Common Stock ("Shares") of the Company equivalent to 1% of the fully-diluted shares outstanding of the Company under our 2013 Equity Incentive Plan (the "Plan") at the fair market value of the Company's Common Stock, as determined by the Board on the Grant Date (as defined below). The Option will vest according to the following schedule: (a) 25% of the shares subject to the Option will vest on the first anniversary of your Start Date, and an additional 2.0833% of the shares subject to the Option will vest per month thereafter, so long as you remained employed by the Company. The Option will be submitted to the Board for approval as soon as practicable after the date on which the Company obtains an independent written appraisal of the value of its Common Stock that complies with regulations promulgated under Section 409A of the Internal Revenue Code. The exercise price of the shares subject to the Option shall be the fair market value of the Company's Common Stock as determined by the Board on the date of grant of the Option (the "Grant Date"). 7. At Will Employment. While we look forward to a long and profitable relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason, at any time, DocuSign Envelope ID: 9AE78446-3A8C-4D6C-8356-A7A5A323ECBB

page 3 of 5 with or without prior notice and with or without cause. Any statements or representations to the contrary (and any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any stock incentive or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time. Any modification or change in your at will employment status may only occur by way of a written employment agreement signed by you and the Chief Executive Officer of the Company. 8. Authorization to Work. Please note that because of employer regulations adopted in the Immigration Reform and Control Act of 1986, within three (3) business days of starting your new position you will need to present documentation demonstrating that you have authorization to work in the United States. If you have questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, you should contact our CEO. 9. Entire Agreement. This offer letter and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this offer, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. 10. Acceptance. This offer will remain open until end of business day, Friday, April 16, 2021 and is contingent upon the satisfactory results of a background check to be performed. If you decide to accept our offer, and I hope you will, please sign the enclosed copy of this letter in the space indicated and return it to me. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this offer letter and the attached documents, if any. Should you have anything else that you wish to discuss, please do not hesitate to call me. We look forward to the opportunity to welcome you to the Company. Very truly yours, EBR Systems, Inc. John McCutcheon President and CEO DocuSign Envelope ID: 9AE78446-3A8C-4D6C-8356-A7A5A323ECBB

page 4 of 5 I have read and understood this offer letter and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein. Date signed: Frank Hettmann Attachment A: Employee Total Compensation Summary Attachment B: Confidential Information and Invention Assignment Agreement Attachment C: EBR Systems Summary of Benefits Attachment D: Severance and Change of Control Agreement DocuSign Envelope ID: 9AE78446-3A8C-4D6C-8356-A7A5A323ECBB4/15/2021

page 5 of 5 Attachment A Employee Total Compensation Summary Compensation Summary for Frank Hettmann Annual Salary $300,000 Bonus Up to $45,000 (15%) of Base Salary Relocation Assistance Monthly commuting expense reimbursement. $50,000 Relocation Bonus after July 2022. Medical and Dental Benefits Company pays 100% of employee's medical and dental insurance premiums. Company pays 50-75% of employee's dependents medical and dental insurance premiums. Personal Time Off (PTO) The Company's PTO policy is based on your length of service. This is described in Attachment C. Holidays 11 days per the Company Holiday Schedule Additional information regarding Holiday, PTO, and Medical/Dental Benefits can be found in attachment C, "EBR Systems Summary of Benefits". DocuSign Envelope ID: 9AE78446-3A8C-4D6C-8356-A7A5A323ECBB